UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 22, 2020
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard	Seattle	Washington	98188
(Address of Principal Executive Offices)			(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Ticker Symbol	Name of each exchange on which registered
Common stock, $0.01 par value	ALK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This document is also available on our website at http://investor.alaskaair.com.

ITEM 7.01.  Regulation FD Disclosure

Investor Update

On June 22, 2020, Alaska Air Group, Inc. (Air Group or the Company) provided an investor update. The investor update is furnished herewith as Exhibit 99.1

Private offering of Enhanced Equipment Trust Certificates
The Company today announced the private offering of Alaska Air Class A Pass Through Certificates, Series 2020-1A (the “Class A Certificates”), in the aggregate face amount of $674,244,000, through its wholly-owned subsidiaries, Alaska Airlines, Inc. (“Alaska Airlines”) and Horizon Air Industries, Inc. (“Horizon”, and, together with Alaska Airlines, the “Issuers”).

The Class A Certificates will represent an interest in the assets of a pass through trust, which will hold certain equipment notes to be issued by the Issuers. Such equipment notes are expected to be secured by 20 Boeing 737-890 aircraft, each delivered new to Alaska Airlines from March 2007 to March 2009, 11 Boeing 737-990ER aircraft, each delivered new to Alaska Airlines from December 2017 to March 2019, and 12 Embraer E175 LR aircraft, each delivered new to Horizon from August 2017 to November 2018. The Issuers will use the proceeds from the issuance of the equipment notes with respect to such aircraft for general corporate purposes and to pay fees and expenses relating to this offering. The payment obligations of the Issuers under the equipment notes acquired by the pass through trust for the Class A Certificates will be fully and unconditionally guaranteed by the Company. In addition, Alaska Airlines will provide a guarantee of the payment obligations of Horizon under the equipment notes issued by Horizon held by the pass through trust for the Class A Certificates, and Horizon will also provide a guarantee of the payment obligations of Alaska Airlines under the equipment notes issued by Alaska Airlines held by the pass through trust for the Class A Certificates.

The offer and sale of the Class A Certificates have not been, and the Class A Certificates will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any other jurisdiction. Offers and sales of the Class A Certificates will be made only to investors reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and certain non-U.S. persons in transactions outside the United States in reliance on Regulation S under the Securities Act.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any offer or sale of the Class A Certificates in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any jurisdiction.

This Form 8-K may contain forward-looking statements subject to the safe harbor protection provided by Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements relate to future events and involve known and unknown risks and uncertainties that may cause actual outcomes to be materially different from those indicated by any forward-looking statements. For a comprehensive discussion of potential risk factors, see Item 1A of the Company's Annual Report on Form 10-K for the year ended Dec. 31, 2019, the Company's Quarterly Report on Form 10-Q for the year ended March 31, 2020, as amended, as well as in other documents filed by the Company with the SEC after the date thereof. Some of these risks include the risks associated with contagious illnesses and contagion, such as COVID-19, general economic conditions, increases in operating costs including fuel, competition, labor costs and relations, our indebtedness, inability to meet cost reduction goals, seasonal fluctuations in our financial results, an aircraft accident, changes in laws and regulations, and risks inherent in the achievement of anticipated synergies and the timing thereof in connection with the acquisition of Virgin America. All of the forward-looking statements are qualified in their entirety by reference to the risk factors discussed therein. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or events described in any forward-looking statements. We expressly disclaim any obligation to publicly update or revise any forward-looking statements after the date of this report to conform them to actual results. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance, or achievements that are expressed or implied by our forward-looking statements, and such differences might be significant and materially adverse.

In accordance with General Instruction B.2 of Form 8-K, the information under this item and Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such a filing. This report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

ITEM 9.01  Financial Statements and Other Exhibits

(d) Exhibits.

Exhibit 99.1	Investor Update dated June 22, 2020
104	Cover Page Interactive Data File - embedded within the Inline XBRL Document

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: June 22, 2020

/s/ CHRISTOPHER M. BERRY
Christopher M. Berry
Vice President Finance and Controller